Exhibit 99.3

The SCO Group, Inc.

335 South 520 West, Suite 100

Lindon, Utah 84042

December 8, 2003

BayStar Capital II, L.P.

c/o BayStar Capital Management, LLC

80 E. Sir Francis Drake Blvd., Suite 2B

Larkspur, California 94939

Royal Bank of Canada

One Liberty Plaza

165 Broadway

New York, New York 10006

Re: The SCO Group, Inc. Series A Convertible Preferred Stock (the “Series A Preferred”)

Ladies and Gentlemen:

We are writing with respect to that certain engagement letter (the “Letter Agreement”), dated as of February 26, 2003, by and among The SCO Group, Inc. (the “Company”) and Boies, Schiller & Flexner LLP, Angelo, Barry & Boldt, P.A., Berger Singerman, and successor firms, if any (collectively, the “Firms”) regarding the retention of the Firms by the Company in connection with the matters described more fully in the Letter Agreement.  The Company hereby agrees that, subject to termination as provided below in this paragraph, the Company shall not engage in any transaction or take any action that could result in a claim for a contingency payment (including, without limitation, any settlement of litigation, sale of the Company or investment in the Company, but excluding any contingency payment in connection with licenses, other than licenses entered into in connection with any settlement of litigation or sale of the Company) by any or all of the Firms under the Letter Agreement or any similar provisions in any other agreement between the Company and any of the Firms (including, without limitation, any successor to or amendment or modification of the Letter Agreement) now in effect or entered into after the date hereof without first obtaining the prior written approval of the holders (the “Holders”) of 66 2/3% of the Series A Preferred outstanding prior to the time of such proposed action, provided that such Holders consist of BayStar Capital II, L.P. (or its affiliated funds) and/or Royal Bank Of Canada.  The Company agrees to provide the Holders with adequate prior notice of, and such information as may be reasonably requested by the Holders concerning, any such action. The parties to this letter agreement hereby acknowledge that the rights described in this letter agreement shall be in addition to all the other rights, preferences, privileges, powers and restrictions of the Series A Preferred (as more fully described in the Certificate of Designation, Rights and Preferences of the Series A Preferred (the “Certificate of Designation”)), as well as all other agreements between the Holders and the Company, each of which are hereby ratified and affirmed, and shall remain in full force and effect.  The rights of the Holders and the obligations of the Company set forth in this letter agreement shall terminate automatically if and when the aggregate number of shares of the Company’s common stock issuable upon full conversion of all outstanding shares of Series A Preferred held by the Holders (without giving effect to any limitations on conversion set forth in the Certificate of Designation, including, without limitation, Article XIV thereof) fails to equal or exceed five percent of the Company’s outstanding shares of common stock as of the date hereof.

This letter agreement may be executed in one or more counterparts.  Please sign below to indicate your legal, binding agreement to the terms set forth in this letter agreement.

Very truly yours,

THE SCO GROUP, INC.

By:	/s/ Darl C. McBride
Name: Darl C. McBride
Title: Chief Executive Officer

The undersigned, intending to be legally bound, hereby acknowledge and agree to the terms set forth in this letter agreement:

BAYSTAR CAPITAL II, L.P.

By:	/s/ Lawrence R. Goldfarb

Name:	Lawrence R. Goldfarb

Title:	Managing Partner

ROYAL BANK OF CANADA

By its agent, RBC Dominion Securities Corp.

By:	/s/ Steven C. Milke

Name:	Steven C. Milke

Title:	Managing Director

By:	/s/ Jeffery D. Eichenberg

Name:	Jeffery D. Eichenberg

Title:	Managing Director

Boies, Schiller & Flexner LLP (“Boies Schiller”), in its capacity as special litigation counsel to the Company, hereby accepts on behalf of the Firms the rights of the Holders set forth herein.  Boies Schiller gives such acceptance with the understanding that the Holders will hold to the same standards of good faith as are applicable to the Company in the Letter Agreement.  Boies Schiller has not advised the Company as to the matters set forth herein, including as to whether it is desirable or appropriate for the Company to convey to the Holders the rights set forth herein,

BOIES, SCHILLER & FLEXNER LLP

By:	/s/ Christopher Boies

Name:	Christopher Boies

Title:	Partner